  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1994.

                                                    REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        TURNER BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                   GEORGIA                                       58-0950695
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                        Identification No.)
               ONE CNN CENTER                                       30303
              ATLANTA, GEORGIA                                   (ZIP CODE)
  (Address of Principal Executive Offices)

                        TURNER BROADCASTING SYSTEM, INC.
                 1993 STOCK OPTION AND EQUITY-BASED AWARD PLAN
                            (FULL TITLE OF THE PLAN)

                              STEVEN W. KORN, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        TURNER BROADCASTING SYSTEM, INC.
                                 ONE CNN CENTER
                             ATLANTA, GEORGIA 30303
                    (Name and address of agent for service)
          Telephone number, including area code, of agent for service:
                                 (404) 827-1700
                                    COPY TO:
                              LOUISE S. SAMS, ESQ.
                        TURNER BROADCASTING SYSTEM, INC.
                                 ONE CNN CENTER
                             ATLANTA, GEORGIA 30303

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

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- ---------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                       PROPOSED        MAXIMUM
                                      AMOUNT           MAXIMUM        AGGREGATE       AMOUNT OF
     TITLE OF SECURITIES               TO BE        OFFERING PRICE     OFFERING      REGISTRATION
      TO BE REGISTERED              REGISTERED       PER SHARE(1)      PRICE(1)         FEE(1)
- ---------------------------------------------------------------------------------------------------
Class B Common Stock, par
  value $.0625 per share.....    5,000,000 shares       $18.56       $92,800,000       $32,000
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
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

                                    PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

          1. Annual Report of the Company on Form 10-K for the year ended December 31, 1993 (as amended by a filing made on April 29, 1994);

          2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994 (as amended by a filing made on August 12,
     1994);

          3. The Company's Current Reports on Form 8-K, dated January 24, 1994 (as amended by a filing made on February 3, 1994), February 2, 1994 and February 7, 1994 (as amended by a filing made on April 6, 1994);

          4. The Company's Proxy Statement, dated June 17, 1994, for its 1994 Annual Meeting of Shareholders; and

          5. The description of the Company's Class B Common Stock contained in the section entitled "Description of the TBS Capital Stock" in the Company's registration statement on Form S-4, No. 33-51739, as filed with the Commission on December 29, 1993.

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of the Company's Class B Common Stock being offered hereby will be passed upon by Steven W. Korn, Vice President, General Counsel and Secretary of the Company.

     The consolidated financial statements of the Company incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of TBS for the year ended December 31, 1993 have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide for indemnification of directors and officers of the Company against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company.

     The Company's Bylaws provide for indemnification of directors and officers of the Company in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his being or having been a director or officer, or by reason of any action taken or not taken in his capacity as such director or officer or as a member of any committee appointed by the Board of Directors of the Company to act for, in the interest of, or on behalf of the Company; provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his conduct was unlawful.

     Indemnification is mandatory in the case of a director or officer who is wholly successful on the merits or otherwise with respect to any claim, action, suit or proceeding of the character described above. In other cases, the determination whether to indemnify a director or officer is made by a majority of disinterested directors, a majority of disinterested shareholders, or independent legal counsel selected by any Judge of the United States District Court for the Northern District of Georgia, Atlanta Division, at the request of either the Company or the person seeking indemnification.

     The Company's Restated Articles of Incorporation provide that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of the Company; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for making a distribution in violation of Section 14-2-831 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company has insurance to indemnify its directors and officers, subject to the limits contained in those policies, from those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of Georgia.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                                      DESCRIPTION OF EXHIBIT
- -------       -----------------------------------------------------------------------------------
   4.1   --   Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the
              Company's Form 10-Q for the fiscal quarter ended June 30, 1994, filed with the
              Commission on August 12, 1994, and incorporated herein by reference).
   4.2   --   Bylaws of the Company, as amended on and through November 13, 1990 (filed as
              Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference).
   5.1   --   Opinion of Steven W. Korn, Esq.
  23.1   --   Consent of Steven W. Korn, Esq. (included as part of the opinion submitted as
              Exhibit 5.1).
  23.2   --   Consent of Price Waterhouse LLP.
  24.1   --   Power of Attorney (included on page II-4 of this Registration Statement).

ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15th day of September, 1994.

                                          TURNER BROADCASTING SYSTEM, INC.
                                          (Registrant)

                                          By:        /s/  R.E. TURNER
                                            ------------------------------------
                                                        R.E. Turner
                                                  Chairman of the Board of
                                                  Directors and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Wayne H. Pace and Steven W. Korn, and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, which amendments may make such changes as Wayne H. Pace and Steven W. Korn deem appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Wayne H. Pace and Steven W. Korn, and each of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such amendments to this registration statement.

               SIGNATURE                              TITLE                         DATE
- ----------------------------------------    --------------------------      --------------------
         /s/  R.E. TURNER                   Chairman of the Board of        September 15, 1994
- ----------------------------------------    Directors and President
R.E. Turner                                 (Chief Executive Officer)

       /s/  WAYNE H. PACE                   Vice President -- Finance       September 15, 1994
- ----------------------------------------    (Chief Financial Officer)
Wayne H. Pace

    /s/  WILLIAM S. GHEGAN                  Vice President and              September 15, 1994
- ----------------------------------------    Controller (Chief
William S. Ghegan                           Accounting Officer)

      /s/  HENRY L. AARON                   Director                        September 15, 1994
- ----------------------------------------
Henry L. Aaron

   /s/  W. THOMAS JOHNSON                   Director                        September 15, 1994
- ----------------------------------------
W. Thomas Johnson

      /s/  RUBYE M. LUCAS                   Director                        September 15, 1994
- ----------------------------------------
Rubye M. Lucas

   /s/  TERENCE F. MCGUIRK                  Director                        September 15, 1994
- ----------------------------------------
Terence F. McGuirk

     /s/  BRIAN L. ROBERTS                  Director                        September 15, 1994
- ----------------------------------------
Brian L. Roberts

       /s/  SCOTT M. SASSA                  Director                        September 15, 1994
- ----------------------------------------
Scott M. Sassa

               SIGNATURE                              TITLE                         DATE
- ----------------------------------------    --------------------------      --------------------
       /s/  ROBERT SHAYE                    Director                        September 15, 1994
- ----------------------------------------
Robert Shaye

      /s/  PETER R. BARTON                  Director                        September 15, 1994
- ----------------------------------------
Peter R. Barton

     /s/  JOSEPH J. COLLINS                 Director                        September 15, 1994
- ----------------------------------------
Joseph J. Collins

     /s/  MICHAEL J. FUCHS                  Director                        September 15, 1994
- ----------------------------------------
Michael J. Fuchs

     /s/  GERALD M. LEVIN                   Director                        September 15, 1994
- ----------------------------------------
Gerald M. Levin

      /s/  JOHN C. MALONE                   Director                        September 15, 1994
- ----------------------------------------
John C. Malone

     /s/  TIMOTHY P. NEHER                  Director                        September 15, 1994
- ----------------------------------------
Timothy P. Neher

       /s/  FRED A. VIERRA                  Director                        September 15, 1994
- ----------------------------------------
Fred A. Vierra